Tidal Trust V 485BPOS

Exhibit 99.(e)(i)(1)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 27, 2026, by and between Tidal Trust V and Foreside Fund Services, LLC (together, the “Parties”) is effective as of August 6, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.          Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.          Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.          This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

TIDAL TRUST V		FORESIDE FUND SERVICES, LLC

By:	/s/Joel Weiss	By:	/s/Teresa Cowan
Name:	Joel Weiss	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	8/19/2026	Date:	8/19/2026

EXHIBIT A

Defiance Compute ETF

Defiance Korea AI ETF

Defiance Small Modular Reactor ETF

Defiance Global Foundries ETF

Defiance Situational Awareness Select ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF